Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91754) of Webco Industries, Inc. of our report dated September 25, 2003, except for the information in Note 1A, as to which the date is March 1, 2004, relating to the consolidated financial statements and financial statement schedule, as amended, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
October 27, 2004